      As filed with the Securities and Exchange Commission on June 7, 2002
                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           WRIGHT MEDICAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                   13-4088127
  (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                Identification Number)

                                5677 Airline Road
                           Arlington, Tennessee 38002

          (Address, including zip code, of principal executive offices)
     -----------------------------------------------------------------------
                           Wright Medical Group, Inc.
                        2002 Employee Stock Purchase Plan
                            (Full title of the plan)
     -----------------------------------------------------------------------
                                  F. Barry Bays
                      President and Chief Executive Officer
                           Wright Medical Group, Inc.
                                5677 Airline Road
                           Arlington, Tennessee 38002
                                 (901) 867-9971
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
     -----------------------------------------------------------------------
                                    Copy to:
                             Rebecca W. Ballou, Esq.
                       Baker, Donelson, Bearman & Caldwell
                         165 Madison Avenue, 20th Floor
                                Memphis, TN 38103
                                 (901) 526-2000
     -----------------------------------------------------------------------
                         Calculation of Registration Fee

                              Amount to be       Proposed maximum        Proposed maximum         Amount of
 Title of securities to be     registered      offering price per      aggregate offering        registration
        registered                (1)               share (2)                price (2)               fee
----------------------------------------------------------------------------------------------------------------
       Common Stock              200,000              $20.68                $4,136,000             $380.51
----------------------------------------------------------------------------------------------------------------

1. This Registration Statement covers 200,000 shares of voting common stock, $0.01 par value per share, of Wright Medical Group, Inc. (the "Common Stock") issuable pursuant to the 2002 Wright Medical Group, Inc. Employee Stock Purchase Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").
2. Estimated solely for calculating the amount of the registration fee. The registration fee has been calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act based upon the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National Market on June 5, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents, filed with the Securities and Exchange Commission (the "Commission") by Wright Medical Group, Inc., a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on February 28, 2002;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 7, 2002;

         (c) The Company's Current Report on Form 8-K, filed with the Commission on May 13, 2002; and

         (d) The description of the Common Stock contained in the Prospectus portion of the Company's Form S-1 (Registration No. 333-81618) filed with the Commission on February 28, 2002, under the heading "Description of Capital Stock."

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

                  The Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference in this registration statement its report dated February 22, 2002, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The absence of such consent may limit recovery by investors on certain claims, including without limitation, claims arising under Section 11 of the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The provisions of the Delaware General Corporation Law ("DGCL") and the Company's amended and restated certificate of incorporation provide that the Company will, under certain situations, indemnify any director, officer, employee or agent of the Company made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, incurred by the person in connection with the proceeding if certain statutory standards are met. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. A proceeding means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the Company. Reference is made to Section 145 of the DGCL for a full statement of these indemnification rights.

                  The Company also maintains a directors and officers insurance policy pursuant to which the directors and officers of the Company are insured against liability for actions in their capacity as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         Exhibit No.       Description of Exhibits
         -----------       -----------------------

         4.1 Wright Medical Group, Inc. 2002 Employee Stock Purchase Plan (incorporated by reference to the Company's Definitive Proxy Statement filed with the Commission on April 30, 2002).

         5 Opinion of Baker Donelson Bearman & Caldwell concerning the legality of the securities being registered.

         23.1 The Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference its report dated February 28, 2002. See Item 3.

         23.2 Consent of Baker Donelson Bearman & Caldwell (included in Exhibit 5).

         24 Power of Attorney (reference is made to the signature page).

ITEM 9.  UNDERTAKINGS

                  1. The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 7th day of June, 2002.


                                     WRIGHT MEDICAL GROUP, INC.

                                     By: /s/ F. Barry Bays
                                     ------------------------------
                                     F. Barry Bays
                                     President and Chief Executive
                                     Officer


                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of Wright Medical Group, Inc. hereby severally constitutes and appoints John K. Bakewell as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                    Title                                        Date

/s/ F. BARRY BAYS                            President, Chief Executive
--------------------                         Officer and Director                         June 7, 2002
F. Barry Bays                                (Principal Executive Officer)

/s/ JOHN K. BAKEWELL                         Chief Financial Officer
--------------------                         (Principal Financial Officer                 June 7, 2002
John K. Bakewell                             and Principal
                                             Accounting Officer)

/s/ JAMES T. TREACE
--------------------                         Chairman of the Board                        June 7, 2002
James T. Treace

/s/ RICHARD B. EMMITT
--------------------                         Director                                     June 7, 2002
Richard B. Emmitt

/s/ JAMES E. THOMAS
--------------------                         Director                                     June 7, 2002
James E. Thomas

/s/ THOMAS E. TIMBIE
--------------------                         Director                                     June 7, 2002
Thomas E. Timbie

/s/ ELIZABETH H. WEATHERMAN
--------------------                         Director                                     June 7, 2002
Elizabeth H. Weatherman

                                INDEX TO EXHIBITS

Exhibit No.       Description of Exhibits
-----------       -----------------------

4.1 Wright Medical Group, Inc. 2002 Employee Stock Purchase Plan (incorporated by reference to the Company's Definitive Proxy Statement filed with the Commission on April 30, 2002).

5 Opinion of Baker Donelson Bearman & Caldwell concerning the legality of the securities being registered.

23.1 The Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference its report dated February 28, 2002. See Item 3.

23.2              Consent of Baker Donelson Bearman & Caldwell (included in
                  Exhibit 5).

24                Power of Attorney (reference is made to the signature page).